UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2007

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 30, 2007, the Board of Directors of EnerSys approved the EnerSys Management Incentive Plan for Fiscal Year 2008 (the "2008 MIP"). The 2008 MIP generally provides for annual cash bonus awards to our executive officers and other eligible employees upon the achievement of certain corporate objectives. There are two corporate performance measures in the 2008 MIP, one based on corporate profitability, and one based on level of indebtedness. The bonus payout ranges from 15% to 100% of base salary for our Chief Executive Officer, and from 9% to 60% of base salary for our other executive officers. Our CEO and other executive officers of the Company can earn an additional 70% and 42%, respectively, of their base salaries if our corporate profitability exceeds the base target and meets "stretch" targets set by our Compensation Committee. The foregoing description does not constitute a complete summary of the 2008 MIP. Refer to the 2008 MIP, which is attached hereto as Exhibit 10.1 and incorporated by reference, for a complete description.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

      10.1 EnerSys Management Incentive Plan for fiscal year 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: April 02, 2007	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	EnerSys Management Incentive Plan for fiscal year 2008